Agreement no.: GEE24-034 Internal Information - Polestar Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. AMENDMENT AGREEMENT No.1 to the Service Agreement [***] Vehicle Development (GEE21-012) This Amendment Agreement No.1 to the "Service Agreement [***] ([***]) Vehicle Development" (the "Amendment") is made on ______ __, 2024 (the “Effective Date”) between: Ningbo Geely Automobile Research & Development Co., Ltd. (宁波吉利汽车研究开发有限公司), Reg. No. 330218000019540, a limited liability company incorporated under the laws of People's Republic of China, with its registered address at No.818, Binhai 2nd Road, Hangzhou Bay New District, Ningbo, China ("GRI”); Zhejiang Geely Automobile Engineering Technology Development Co., Ltd. (浙江吉利汽车工程技术 开发有限公司）, Reg. No. 91330201MACRMC3J0P, a limited liability company incorporated under the laws of the People´s Republic of China, with its registered address at 918 Fourth Binhai Road, Hangzhou Bay New Zone, Ningbo Zhejiang Province, China（"ETD”）; and Polestar Performance AB, Reg. No. 556653-3096, a limited liability company incorporated under the laws of Sweden whose registered office is at Assar Gabrielssons Väg 9, 405 31, Gothenburg, Sweden ("Purchaser"). GRI, ETD and Purchaser are hereinafter each referred to as a "Party" and collectively as the "Parties". BACKGROUND A GRI and Purchaser have entered into the Service Agreement, [***] Vehicle Development (numbered GEE21-012) dated December 28, 2021 (the "Agreement"). B. GRI wishes to transfer its rights and obligations under the Agreement to ETD, and from the Effective Date, all the remaining and outstanding Services, including any changes thereof under the Agreement, will be performed by ETD. C. In addition, GRI and the Purchaser intend to supplement terms and conditions with regard to certain FCR changes as per this Amendment. D. The Parties now wish to supplement and amend the Agreement as set forth below.

Agreement no.: GEE24-034 Internal Information - Polestar Now, therefore, the Parties agree as follows: 1. SCOPE OF AMENDMENT 1.1 The Agreement will be deemed amended to the extent herein provided and will, except as specifically amended, continue in full force and effect in accordance with its original terms. In case of any discrepancy between the provisions of this Amendment and the Agreement, the provisions of this Amendment shall prevail. 1.2 Any capitalized terms used in this Amendment shall, unless otherwise is stated herein, have the same meanings set forth in the Agreement. 2. NOVATION 2.1 The Parties agree that GRI hereby transfer all its rights and obligations under the Agreement to ETD, and with effect from the Effective Date, ETD shall, as in place of GRI in the capacity of Service Provider as if it were GRI under the Agreement, (i) perform all remaining Services, including any changes thereof and other obligations according to the Agreement and (ii) assume all rights, privileges and benefits in every way. 2.2 With effect from the Effective Date, (1) The Purchaser and GRI release and discharge each other from all claims, demands, obligations and liabilities under or in connection with the Agreement, whether arising from before, on or after the Effective Date; and (2) the Purchaser and ETD may enforce the Agreement and pursue any claims and demands under or in connection with the Agreement against the other with respect to the matters arising before, on or after the Effective Date, as if ETD were the original signing party to, and the Service Provider under the Agreement, instead of GRI. 2.3 In light of the foregoing, the following two outstanding instalments of the Service Charges under Section 6.7 of the Agreement shall be invoiced by and payable to ETD, instead of GRI, according to the Agreement as amended by this Amendment. [***] 2.4 Notwithstanding Section 2.1 to 2.3, the 6th Payment with an amount of [***], of which the invoice has been issued by GRI shall remain unaffected and the Purchaser shall make the payment for such 6th Payment under the Agreement to GRI. 2.5 For the avoidance of doubt, this Section 2 shall not be prejudice to the effect of Section 3. 3. FCR Changes

Agreement no.: GEE24-034 Internal Information - Polestar 3.1 It is further acknowledged and agreed that in the course of GRI’s providing Services for the Purchaser under the Agreement, the Purchaser has requested for changes of the technical specifications and scope as set forth under this Agreement, the details of which, including additional service and engineering costs incurred by GRI, are further set forth in Appendix 1 of this Amendment (the “FCR Changes”). 3.2 In consideration of the FCR Changes made by GRI before the Effective Date, the Purchaser agrees to, in addition to the payment obligations set forth in the Agreement, pay to GRI an additional service fee in addition to the original Service Fee as set forth in the Agreement, which is equal to [***] (the “Change Fee”). The Change Fee includes all development cost related to the FCR changes i.e. both GRI labor cost as well as the cost for sub-suppliers (D&D). The details of the Change Fee are further set forth below. [***] 3.3 The above-mentioned Change Fee, shall be invoiced by GRI after the Effective Date and be payable by the Purchaser towards GRI within [***] after the date of the invoice. 4. Additional FCR Changes after the Effective Date 4.1 The Parties acknowledge and agree that for any additional changes of the technical specifications and scope of the Service under the Agreement requested by the Purchaser (excluding the FCR Changes as set forth in Section 3 above) (the “Additional FCR Changes”) as from the Effective Date, the Purchaser shall pay an additional fee in consideration of such Additional FCR Changes as agreed by ETD and the Purchaser under the Agreement after the Effective Date. Any additional fee related to such Additional FCR Changes, shall then be invoiced by ETD on a quarterly basis, at the end of each calendar quarter and payable within [***] after the date of invoice. 5. GENERAL PROVISIONS 5.1 This Amendment is and should be regarded and interpreted as an amendment to the Agreement, and shall constitute an integral part of the Agreement. As from the Effective Date, any reference to the Agreement shall be construed and read as the Agreement amended by this Amendment. 3.1 No amendment of this Amendment will be effective unless it is in writing and signed by the authorized representatives of the Parties. A waiver of any default is not a waiver of any later default and will not affect the validity of this Amendment. 3.2 This Amendment Agreement has been signed in five (4) originals, one (1) to the Purchaser and two (2) to GRI, and (1) to EDT. 3.3 The Sections 16 and 17 of Appendix 2 of the Agreement shall apply to this Amendment and be deemed restated in full herein mutatis mutandis.

Agreement no.: GEE24-034 Internal Information - Polestar [SIGNATURE PAGE FOLLOWS]

Agreement no.: GEE24-034 Internal Information - Polestar The Agreement has been entered into in five (4) original copies, of which GRI received two (2) originals, Purchaser received one (1) original and EDT received one (1) original. Polestar Performance AB By: // Jonas Engström By: // Anna Rudensjö Printed Name: Jonas Engström Printed Name: Anna Rudensjö Title: Head of Operations Title: General Counsel Ningbo Geely Automobile Research & Development Co., Ltd. (宁波吉利汽车研究开发有限公司) By: // Yang Guang By: Printed Name: Yang Guang Printed Name: Title: Legal Signatory Title: Zhejiang Geely Automobile Engineering Technology Development Co., Ltd. (浙江吉利汽车工程技术 开发有限公司） By: // Yang Guang By: Printed Name: Yang Guang Printed Name: Title: Legal Signatory Title:

Internal Information - Polestar Appendix 1 to Agreement no.: PS24-034 Amendment Agreement No.1 to the Service Agreement [***] Vehicle Development (GEE21-012) [***]